Exhibit 10.1

AMENDMENT NO. 1, CONSENT, WAIVER AND AGREEMENT dated as of September 24, 2004 (this “Amendment”), to the First Lien Credit Agreement dated as of March 29, 2004 (the “Credit Agreement”), among ATP OIL & GAS CORPORATION (the “Borrower”), the Lenders (as defined therein) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

B. The Borrower has requested that the Lenders make Additional Term Loans (as defined below) to the Borrower on the Additional Term Loan Closing Date (as defined below), in an aggregate principal amount of $35,000,000, subject to the terms and conditions set forth herein.

C. The Borrower has informed the Administrative Agent that it intends to repurchase in privately negotiated transactions, terminate and cancel 1,926,837 of the outstanding Second Lien Facility Warrants for an aggregate purchase price not to exceed $11,561,022 (the “Warrant Repurchase”), and has further requested that the Lenders consent to the Warrant Repurchase and waive compliance by the Borrower with certain provisions of the Credit Agreement in connection therewith.

D. The Borrower has further requested certain amendments to the Credit Agreement as set forth herein.

E. Certain amendments to the Intercreditor Agreement are necessary in connection with the making of the Additional Term Loans.

F. The proceeds of the Additional Term Loans will be used by the Borrower to effect the Warrant Repurchase, to pay fees and expenses incidental to the Warrant Repurchase and this Amendment, and for general corporate purposes of the Borrower.

G. The Lenders are willing to make the Additional Term Loans, to grant such consent and waiver and to agree to such amendments on the terms and subject to the conditions set forth herein.

H. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Additional Term Loans on the Additional Term Loan Closing Date as set forth on Schedule I hereto.

“Additional Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2(a) hereof, the terms and provisions of which shall be, except as otherwise set forth herein, identical to the existing Term Loans.

SECTION 2. Additional Term Loans. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Lender agrees, severally and not jointly, to make an Additional Term Loan to the Borrower on the Additional Term Loan Closing Date in a principal amount not to exceed its Additional Term Loan Commitment. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.

(b) The Additional Term Loan Commitments shall automatically terminate upon the earlier to occur of (a) the making of the Additional Term Loans on the Additional Term Loan Closing Date and (b) 5:00 p.m., New York City time, on September 29, 2004.

(c) Unless the context shall otherwise require, the terms “Term Loans” and “Loans” as used in the Credit Agreement shall include the Additional Term Loans, and the term “Lenders” as used herein and in the Credit Agreement shall include each person that has an Additional Term Loan Commitment or that has made an Additional Term Loan (other than any such person that has ceased to be a party to the Credit Agreement pursuant to an Assignment and Acceptance).

SECTION 3. Consent and Waiver. (a) The Lenders hereby consent to the Warrant Repurchase and hereby waive compliance by the Borrower with the provisions of Section 6.06 of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower to consummate the Warrant Repurchase.

(b) For greater certainty, the amount of the Warrant Repurchase shall not be counted against the new Restricted Payment basket contemplated by Section 4(f) hereof.

SECTION 4. Amendments. (a) The definition of the term “Alternate Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first sentence thereof to read as follows:

““Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%.”.

(b) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 6.25%, or (b) with respect to any ABR Term Loan, 5.25%.”.

(c) The definition of the term “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the second proviso at the end thereof in its entirety, and by deleting the semicolon at the end of the first proviso thereof and substituting therefor a period.

(d) Effective upon the making of the Additional Term Loans on the Additional Term Loan Closing Date, the table appearing in Section 2.11 (Repayment of Borrowings) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Repayment Date	Amount
June 30, 2004	$ 375,000
September 30, 2004	$ 462,500
December 31, 2004	$ 462,500
March 31, 2005	$ 462,500
June 30, 2005	$ 462,500
September 30, 2005	$ 462,500
December 31, 2005	$ 462,500
March 31, 2006	$ 462,500
June 30, 2006	$ 462,500
September 30, 2006	$ 462,500
December 31, 2006	$ 462,500
March 31, 2007	$ 462,500
June 30, 2007	$ 462,500
September 30, 2007	$ 462,500
December 31, 2007	$ 462,500
March 31, 2008	$ 462,500
June 30, 2008	$44,421,875
September 30, 2008	$44,421,875
December 31, 2008	$44,421,875
Maturity Date	$44,421,875

(e) Section 6.04(h) of the Credit Agreement is hereby amended by replacing the amount “$10,000,000” in clause (i) of the proviso thereto with the amount “$25,000,000”.

(f) Section 6.06(a) of the Credit Agreement is hereby amended (i) by deleting the word “and” at the end of clause (iii) of the proviso thereto and substituting therefor a comma, and (ii) by inserting the following at the end of clause (iv) thereof:

“and (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments under this clause (v) in an amount not to exceed $5,000,000 in any fiscal year.”.

(g) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.12. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on the last day of any fiscal quarter (commencing with the fiscal quarter ending on June 30, 2004) to be less than 2.50 to 1.00.”.

(h) The table appearing in Section 6.13 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date or Period	Ratio
Closing Date through June 30, 2004	3.25 to 1.00
Thereafter	3.00 to 1.00

(i) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.15. Minimum Asset Coverage Ratios. (a) Permit (i) the Proved Reserve Coverage Ratio at June 30 or December 31 of any fiscal year to be less than 2.5 to 1.0 or (ii) the PDP Coverage Ratio at June 30 or December 31 of any fiscal year to be less than 0.5 to 1.0 (in the case of each of clauses (i) and (ii), commencing on June 30, 2004).

(b) Permit the Debt to Reserve Amount at the end of any fiscal year (commencing with the fiscal year ending on December 31, 2004) to be greater than $2.50.”.

SECTION 5. Amendment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 2:00 p.m., New York City time, on September 27, 2004 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.50% of the aggregate principal amount of the Loans of such Lender outstanding under the Credit Agreement as of the Signing Date, after giving effect to the making of Additional Term Loans on such date. The Amendment Fee shall be payable in immediately available funds on the Amendment Effective Date (as defined below). Once paid, the Amendment Fee shall not be refundable.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and each of the Subsidiary Guarantors and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, and this Amendment constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 7. Other Agreements. The Lenders hereby authorize the Collateral Agent, in its capacity as First Lien Collateral Agent under the Intercreditor Agreement, to enter into an amendment to the Intercreditor Agreement in substantially the form of Annex I hereto (the “Intercreditor Agreement Amendment”).

SECTION 8. Effectiveness. (a) This Amendment shall become effective as of the date (the “Amendment Effective Date”) occurring on or prior to September 29, 2004, that the following conditions are satisfied:

(i) The Administrative Agent shall have received the Amendment Fee.

(ii) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) the Subsidiary Guarantors and (iii) each Lender (after giving effect to any prior or concurrent assignment by Lenders, whether pursuant to Section 2.21 of the Credit Agreement or otherwise).

(b) The obligations of the Lenders with Additional Term Loan Commitments to make Additional Term Loans are subject to the satisfaction of each of the following conditions on the date, occurring on or prior to September 29, 2004, of such Borrowing (such date, the “Additional Term Loan Closing Date”):

(i) The Administrative Agent shall have received a notice of the Borrowing of the Additional Term Loans that satisfies the requirements of Section 2.03 of the Credit Agreement (with the reference to the Closing Date in the first sentence thereof deemed to be a reference to the Additional Term Loan Closing Date and it being understood and agreed that the reference in footnote 1 in the form of Borrowing Request to only 97% of the principal amount of the Borrowing being advanced to the Borrower shall not be applicable to such Borrowing).

(ii) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(iii) (A) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein, in the Credit Agreement and in each other Loan Document on its part to be observed or performed at or prior to the time of such Borrowing, (B) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to the making of the Additional Term Loans and (C) at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

(iv) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (A) Jackson Walker L.L.P., counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (B) each local counsel listed on Schedule II hereto, in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated the Additional Term Loan Closing Date, (y) addressed to the Administrative Agent and the Lenders and (z) covering such other matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(v) All legal matters incident to this Amendment and to the Borrowing of the Additional Term Loans shall be satisfactory to the Lenders and to the Administrative Agent.

(vi) The Administrative Agent shall have received (A) a certificate, dated the Additional Term Loan Closing Date and signed by the Secretary or Assistant Secretary of each Loan Party, certifying that (1) except as set forth on any schedule attached thereto, the certificate or articles of incorporation of such Loan Party previously delivered on the Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (2) except as set forth on any schedule attached thereto, the by-laws of such Loan Party as in effect and delivered on the Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (3) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other equivalent governing body of such Loan Party authorizing the Warrant Repurchase and the execution, delivery and performance of this Amendment, the amendment to the Second Lien Credit Agreement being entered into concurrently herewith, and the Intercreditor Agreement Amendment, and, in the case of the Borrower, the Borrowings of the Additional Term Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) attached thereto is a certificate as to the good standing of such Loan Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (5) as to the incumbency and specimen signature of each officer executing this Amendment, the Intercreditor Agreement Amendment or any other document delivered in connection therewith on behalf of such Loan Party; (B) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (A) above; and (C) such other documents as the Lenders or the Administrative Agent may reasonably request.

(vii) The Administrative Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (ii) and (iii) of this Section 8(b).

(viii) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Additional Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(ix) The Security Documents shall be in full force and effect on the Additional Term Loan Closing Date, and each document (including each Uniform Commercial Code financing statement and each recordation of modifications to the Mortgages reflecting, among other things, the making of the Additional Term Loans) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority Lien on, and security interest in, the Collateral (subject to any Liens expressly permitted by Section 6.02 of the Credit Agreement) shall have been delivered to the Collateral Agent. The Pledged Collateral (as defined in the Guarantee and Collateral Agreement) shall be duly and validly pledged under the Guarantee and Collateral Agreement to the Collateral Agent for the benefit of the Secured Parties, and certificates representing such Pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Collateral Agent.

(x) The Collateral Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Responsible Officer of the Borrower, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate is complete, correct and accurate as of the Additional Term Loan Closing Date.

(xi) The Intercreditor Agreement Amendment shall have been duly authorized, executed and delivered by the Borrower, the Subsidiary Guarantors and the Second Lien Collateral Agent (as defined therein).

SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 11. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 14. Acknowledgment of Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Guarantee and Collateral Agreement and the other Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents and that such Obligations shall include all Obligations in respect of the Additional Term Loans.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

By	/s/ T. Paul Bulmahn
Name: T. Paul Bulmahn
Title: President

ATP ENERGY, INC.,

By	/s/T. Paul Bulmahn
Name: T. Paul Bulmahn
Title: President

ATP OIL & GAS (UK) LIMITED,

By	/s/ T. Paul Bulmahn
Name: T. Paul Bulmahn
Title: Director

ATP OIL & GAS (NETHERLANDS) B.V.,

By:	/s/ John. E. Tschirhart
Name: John E. Tschirhart
Title: Managing Director

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, individually, and as Administrative Agent and Collateral Agent,

By	/s/ James P. Moran
Name: James P. Morgan
Title: Director

By	/s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Associate